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                               WYANT CORPORATION

                                  EXHIBIT 21.1

                                  SUBSIDIARIES

                               DECEMBER 31, 1998



NAME OF SUBSIDIARY                       JURISDICTION OF INCORPORATION
------------------                       -----------------------------

Bridgewater Manufacturing Corp.                  New Jersey

IFC Disposables, Inc.                            Tennessee

Wood Wyant Inc.                                   Canada